                                                                     Exhibit 5.3



                           [BRONS & SALAS LETTERHEAD]



                                 March 5, 2004


Sudamericana de Levaduras S.A.
Marcelo T. de Alvear 624, 1st Floor
Buenos Aires
ARGENTINA

                        RE: REGISTRATION STATEMENT REGARDING SERIES B SENIOR SUBORDINATED NOTES AND RELATED GUARANTIES

Dear Sirs:

            We have acted as your special counsel in connection with the issuance by Burns Philp Capital Pty. Limited, a company registered in the Australian Capital Territory, of US$400 million in aggregate principal amount of 9 3/4% Senior Subordinated Notes due 2012 and the guarantee of the Notes by Sudamericana de Levaduras S.A. (the "COMPANY") pursuant to the Indenture (together with the Guaranty included therein, the "INDENTURE") dated June 21, 2002 among the Issuer, the guarantors named therein and The Bank of New York, as trustee.

            This opinion is rendered with regard to the Registration Statement on Form F-4 that the Company filed with the Securities and Exchange Commission on August 9, 2002 (File No. 333-98141), in order to register Series B Senior Subordinated Notes and related guaranties.

            For the purpose of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including:

            (i)   the Indenture;

            (ii) the purchase agreement (the "PURCHASE AGREEMENT") dated June 14, 2002 among the Issuer, the Guarantors and Credit Suisse First Boston Corporation and TD Securities (USA) Inc., as the initial purchasers (the "INITIAL PURCHASERS");

            (iii) the registration rights agreement dated June 21, 2002 among the Issuer, the Guarantors and the Initial Purchasers;

            (iv)  the Offering Document;

            (v) the form of global note issued by the Issuer pursuant to the Indenture and the Purchase Agreement;

            (vi) the Company's by-laws and amendments thereof, and the corporate records;

            (vii) the Company's Board meeting's minute dated June 12, 2002, and the validity of the resolutions adopted therein;

            (viii) the Company's shareholders meeting's minute dated June 12,
                   2002, and the validity of the resolutions adopted therein;
                   and

            (ix) a draft of the registration statement regarding Series B Senior Subordinated Notes and related guaranties (the "Registration Statement").

            We are of the opinion (i) that the Company is a corporation duly organized, validly existing and in good standing under the laws of Argentina;
(ii) that the Company has full power and authority, and all necessary consents and approvals to execute, deliver and perform its obligations under the Indenture; (iii) that the Indenture has been duly executed and delivered by the Company; and (iv) that the execution and delivery of, and the performance by the Company of its obligations under the Indenture, does not violate, conflict with or result in the breach of any provision of its articles of incorporation or by-laws nor results in the violation of any laws applicable to the Company.

            Additionally, we consent the Company's filing of this opinion as an exhibit to the Registration Statement filed with the Securities and Exchange Commission and to the reference therein to our name under the caption "Legal Matters".

            Finally, Dewey Ballantine LLP may rely on our opinion with respect to matters of Argentinean law for purposes of its opinion filed as an exhibit to the Registration Statement, as if our opinion had been addressed to it.




                                Yours sincerely,



                                /s/ Eduardo E. Represas



                                Eduardo E. Represas

                           [BRONS & SALAS LETTERHEAD]




                                 March 5, 2004


Levadura Uruguaya S.A.
Carlos A. Lopez 7547
Montevideo
URUGUAY

                        RE: REGISTRATION STATEMENT REGARDING SERIES B SENIOR SUBORDINATED NOTES AND RELATED GUARANTIES

Dear Sirs:

            We have acted as your special counsel in connection with the issuance by Burns Philp Capital Pty. Limited, a company registered in the Australian Capital Territory, of US$400 million in aggregate principal amount of 9 3/4% Senior Subordinated Notes due 2012 and the guarantee of the Notes by Levadura Uruguaya S.A. (the "COMPANY") pursuant to the Indenture (together with the Guaranty included therein, the "INDENTURE") dated June 21, 2002 among the Issuer, the guarantors named therein and The Bank of New York, as trustee.

            This opinion is rendered with regard to the Registration Statement on Form F-4 that the Company filed with the Securities and Exchange Commission on August 9, 2002 (File No. 333-98141), in order to register Series B Senior Subordinated Notes and related guaranties.

            For the purpose of this opinion, we have requested the necessary information and legal advise from our Uruguayan correspondent lawyers (Aroztegui & Asoc.)(1), and have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including:

            (i)   the Indenture;

            (ii) the purchase agreement (the "PURCHASE AGREEMENT") dated June 14, 2002 among the Issuer, the Guarantors and Credit Suisse First Boston Corporation and TD Securities (USA) Inc., as the initial purchasers (the "INITIAL PURCHASERS");

            (iii) the registration rights agreement dated June 21, 2002 among the Issuer, the Guarantors and the Initial Purchasers;

            (iv)  the Offering Document;

            (v) the form of global note issued by the Issuer pursuant to the Indenture and the Purchase Agreement;


----------
(1)   Copy of Aroztegui & Asoc.'s opinion is attached hereto as annex.

            (vi) the Company's by-laws and amendments thereof, and the corporate records;

            (vii) the Company's Board meeting's minute dated June 11, 2002, and the validity of the resolutions adopted therein;

            (viii) the Company's shareholders meeting's minute dated June 11,
                   2002, and the validity of the resolutions adopted therein;
                   and

            (ix) a draft of the registration statement regarding Series B Senior Subordinated Notes and related guaranties (the "Registration Statement").

            We are of the opinion (i) that the Company is a corporation duly organized, validly existing and in good standing under the laws of Uruguay; (ii) that the Company has full power and authority, and all necessary consents and approvals to execute, deliver and perform its obligations under the Indenture;
(iii) that the Indenture has been duly executed and delivered by the Company; and (iv) that the execution and delivery of, and the performance by the Company of its obligations under the Indenture, does not violate, conflict with or result in the breach of any provision of its articles of incorporation or by-laws nor results in the violation of any laws applicable to the Company.

            Additionally, we consent the Company's filing of this opinion as an exhibit to the Registration Statement filed with the Securities and Exchange Commission and to the reference therein to our name under the caption "Legal Matters".

            Finally, Dewey Ballantine LLP may rely on our opinion with respect to matters of Uruguayan law for purposes of its opinion filed as an exhibit to the Registration Statement, as if our opinion had been addressed to it.



                                Yours sincerely,

                                /s/ Eduardo E. Represas

                                Eduardo E. Represas

                         [AROZTEGUI & ASOC. LETTERHEAD]




                                 March 5, 2004


Brons & Salas
Maipu 1210, 5th Floor
Buenos Aires
ARGENTINA

                        RE: REGISTRATION STATEMENT REGARDING SERIES B SENIOR SUBORDINATED NOTES AND RELATED GUARANTIES

Dear Sirs:

            We have acted as your Uruguayan advisers in connection with the issuance by Burns Philp Capital Pty. Limited, a company registered in the Australian Capital Territory, of US$400 million in aggregate principal amount of 9 3/4% Senior Subordinated Notes due 2012 and the guarantee of the Notes by the Company pursuant to the Indenture (together with the Guaranty included therein, the "INDENTURE") dated June 21, 2002 among the Issuer, the guarantors named therein and The Bank of New YORK, as trustee.

            This opinion is rendered with regard to the registration statement on Form F-4 that Levadura Uruguaya S.A. (the "COMPANY") filed with the Securities and Exchange Commission on August 9, 2002 (File No. 333-98141) in order to register Series B Senior Subordinated Notes and related guaranties.

            For the purpose of this opinion, we have examned originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including:

            (i)   the Indenture;

            (ii) the purchase agreement (the "PURCHASE AGREEMENT") dated June 14, 2002 among the Issuer, the Guarantors and Credit Suisse First Boston Corporation and TD Securities (USA) Inc., as the initial purchasers (the "INITIAL PURCHASERS");

            (iii) the registration rights agreement dated June 21, 2002 among the Issuer, the Guarantors and the Initial Purchasers;

            (vi)  the Offering Document;

            (v) the form of global note issued by the Issuer pursuant to the Indenture and the Purchase Agreement;

            (vi) the Company's by-laws and amendments thereof, and the corporate records;

            (vii) the Company's Board meeting's minute dated June 11, 2002, and the validity of the resolutions adopted therein;

            (viii) the Company's shareholders meeting's minute dated June 11,
                   2002, and the validity of the resolutions adopted therein;
                   and

            (ix) a draft of the registration statement regarding Series B Senior Subordinated Notes and related guaranties (the "Registration Statement").


            We are of the opinion (i) that the Company is a corporation duly organized, validly existing and in good standing under the laws of Uruguay; (ii) the Company has full power and authority, and all necessary consents and approvals to execute, deliver and perform its obligations under the Indenture;
(iii) that the Indenture has been duly executed and delivered by the Company; and (iv) that the execution and delivery of, and the performance by the Company of its obligations under the Indenture, does not violate, conflict with or result in the breach of any provision of its articles of incorporation or by-laws nor results in the violation of any laws applicable to the Company.

            Additionally, we consent your affixing this opinion to that to be rendered by you to the Company which - in turn - the latter shall file as an exhibit to the Registration Statement filed with the Securities and Exchange Commission and to the reference therein to our name under the caption "Legal Matters".

            Finally, Dewey Ballantine LLP may rely on our opinion with respect to matters of Uruguayan law for purposes of its opinion filed as an exhibit to the Registration Statement, as if our opinion had been addressed to it.




                                Yours sincerely,

                                /s/ Cesar I. Aroztegui

                                Cesar I. Aroztegui